Exhibit 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Prospectus Supplement of Option One Mortgage Acceptance Corporation, relating to Option One Mortgage Loan Trust 1999-2 Asset-Backed Certificates, Series 1999-2 of our report dated January 26, 1999, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts."


                                           /s/ PricewaterhouseCoopers LLP
                                           ------------------------------
                                           PRICEWATERHOUSECOOPERS LLP


New York, New York
April 26, 1999